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                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         This Amendment to Registration Rights Agreement is entered into as of August ___, 1995 among Choice Drug Systems, Inc. (the "Company"), the other parties (collectively, the "Initial Investors") to that certain Registration Rights Agreement dated May 22, 1995 (the "Registration Rights Agreement") and the new investors listed on the signature page attached hereto (collectively, the "Secondary Investors").

         WHEREAS, the Company and the Initial Investors have entered into the above-referenced Registration Rights Agreement pursuant to a private placement of Units which closed on May 22, 1995 (the "Unit Offering"); and

         WHEREAS, the Company subsequently conducted a private offering of up to 3,500,000 shares of common stock (the "Common Offering"), which Common Offering was closed on August ___, 1995; and

         WHEREAS, in connection with the Common Offering, the Company desires to offer to the Secondary Investors demand and piggyback registration rights comparable (but not identical) to those provided the Initial Investors pursuant to the Registration Rights Agreement; and

         WHEREAS, the Registration Rights Agreement provides that under certain circumstances the Company may grant registration rights that are pari passu to the rights originally granted in the Registration Rights Agreement; and

         WHEREAS, Initial Investors holding at least two-thirds of the securities which are subject to the Registration Rights Agreement as of May 22, 1995 are being asked to consent to this Amendment.

         NOW, THEREFORE, to induce the Secondary Investors to purchase the shares of common stock which are the subject of the Common Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Registration Rights Agreement as follows:

         1. The first sentence of the Registration Rights Agreement shall be deleted in its entirety and substituted with the following:

                 This REGISTRATION RIGHTS AGREEMENT is made as of May 22, 1995 among Choice Drug Systems, Inc. (the "Company"), Counsel Corporation and the other investors (collectively, the "Initial Investors"), who participated in the Company's offering of units consisting of common stock and Warrants which closed on May 22, 1995 (the "Unit Offering")





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                 and the investors (collectively, the "Secondary Investors")
                 who participated in the Company's offering of common stock which closed on August ___, 1995 (the "Common Offering").

         2. The second recital of the Registration Rights Agreement is hereby deleted in its entirety and substituted with the following:

                 WHEREAS, in connection with the Unit Offering and the Common Offering, the Company desires to offer to Counsel, the Initial Investors and the Secondary Investors comparable (but not identical) registration rights similar to those set forth in the 1994 Agreement; and

         3. The fifth paragraph of the Registration Rights Agreement is hereby deleted in its entirety and substituted with the following:

                 NOW, THEREFORE, to induce Counsel to terminate the 1994 Agreement, to induce the Initial Investors to participate in the Unit Offering and to induce the Secondary Investors to participate in the Common Offering, the Company has agreed to provide the various registration rights set forth in this Agreement and the Holders have agreed to accept the same, all subject to the terms and conditions set forth herein.

         4. Paragraph 1(a) of the Registration Rights Agreement which contains the definition of the term "Registerable Securities" shall be deleted in its entirety and substituted with the following:

                 (a) The term "Registerable Securities" means (i) the Shares of the Company's common stock issued to, and issued upon exercise of the Warrants held by, Counsel pursuant to the 1994 Stock Purchase Agreement or by persons to whom Counsel has transferred any of said shares in a transaction not involving any public offering, (ii) the Stock and shares of the Company's common stock issued upon exercise of the Warrants held by the Initial Investors pursuant to the Unit Offering or by persons to whom the Initial Investors have transferred any of said stock in a transaction not involving any public offering, (iii) the stock held by the Secondary Investors pursuant to the Common Offering or by persons to whom the Secondary Investors have transferred any of said stock in a transaction not involving any public offering, (iv) any securities issued or issuable with respect to the securities referred to in




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

                 clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         5. Paragraph 1(b) of the Registration Rights Agreement which contains the definition the term "Holders" shall be deleted in its entirety and substituted with the following:

                 (b) The term "Holders" means Counsel, the Initial Investors, the Secondary Investors and any of their respective permitted successors and assigns. The term "Initial Holders" means Counsel, the Initial Investors, any of their respective permitted successors and assigns; and the term "Secondary Holders" means the Secondary Investors and any of their respective permitted successors and assigns.

         6. There shall be added a new paragraph 1(c), and the preexisting paragraph 1(c) will be redesignated paragraph 1(d). New paragraph 1(c) will read as follows:

                 (c) The term "Investors" means the Initial Investors (including Counsel) and the Secondary Investors.

         7. Paragraph 2(c) of the Registration Rights Agreement will be amended by deleting that portion of the paragraph beginning with clause (ii) and substituting in its stead the following:

                 (ii) second, the Registerable Securities requested to be included in such registration, pro rata among the Initial Holders of such Registerable Securities on the basis of the number of shares requested to be included by such Initial Holders, (iii) third, the Registerable Securities requested to be included in such registration, pro rata among the Secondary Holders of such Registerable Securities on the basis of the number of shares requested to be included by such Secondary Holders, and (iv) fourth, other securities requested to be included in such registration.

         8. Paragraph 2(d) of the Registration Rights Agreement will be amended by deleting that portion of the paragraph beginning with clause (i) and substituting in its stead the following:

                 (i) first, the Registerable Securities requested to be included in such registration, pro rata among the Initial Holders of such




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                 securities on the basis of the number of securities requested to be included by such Initial Holders, (ii) second, the Registerable Securities requested to be included in such registration, pro rata among the Secondary Holders of such securities on the basis of the number of securities requested to be included by such Secondary Holders, (iii) third, other securities requested to be included in such registration, and
                 (iv) fourth, the securities the Company proposes to sell.

         9. Paragraph 3(e) of the Registration Rights Agreement shall be amended by deleting the reference to "3,800,000" and substituting in its stead the number which is equal to 3,800,000 minus the number of shares of common stock issued pursuant to the Common Offering.

         10. Paragraph 10(j) of the Registration Rights Agreement shall be amended by deleting the notice address of the Company contained therein and substituting the following:

                          Choice Drug Systems, Inc.
                          2930 Washington Boulevard
                          Baltimore, Maryland 21230-1197
                          Attention:   President

         11. Except as specifically amended by this Amendment, the Registration Rights Agreement and its provisions shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         12. This Amendment shall be effective upon its execution by Initial Investors holding at least two-thirds of the securities which were subject to the Registration Rights Agreement as of May 22, 1995.




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         IN WITNESS WHEREOF, the Company and the Investors have caused this
Amendment to be entered into and effected as of August ___, 1995.

                                   CHOICE DRUG SYSTEMS, INC.

                                   By:
                                            ----------------------------------
                                   Title:
                                            ----------------------------------


                                   SECONDARY INVESTORS


                                   -------------------------------------------
                                   Signature

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                                   Name (Type or Print)
                                   Address:
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                                   -------------------------------------------
                                   Social Security or FEIN Number:
                                                                   -----------

                                   -------------------------------------------
                                   Signature

                                   -------------------------------------------
                                   Name (Type or Print)
                                   Address:
                                            ----------------------------------

                                   -------------------------------------------

                                   -------------------------------------------
                                   Social Security or FEIN Number:
                                                                   -----------

                                   -------------------------------------------

                                   Signature

                                   -------------------------------------------
                                   Name (Type or Print)
                                   Address:
                                            ----------------------------------

                                   -------------------------------------------

                                   -------------------------------------------

                                   Social Security or FEIN Number:
                                                                    ----------




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                               INITIAL INVESTORS


                               -----------------------------------------------
                               Signature

                               -----------------------------------------------
                               Name (Type or Print)
                               Address:
                                           -----------------------------------

                               -----------------------------------------------

                               -----------------------------------------------
                               Social Security or FEIN Number:
                                                                --------------


                               -----------------------------------------------
                               Signature

                               -----------------------------------------------
                               Name (Type or Print)
                               Address:
                                           -----------------------------------

                               -----------------------------------------------

                               -----------------------------------------------
                               Social Security or FEIN Number:
                                                                --------------



                               -----------------------------------------------
                               Signature

                               -----------------------------------------------
                               Name (Type or Print)
                               Address:
                                           -----------------------------------

                               -----------------------------------------------

                               -----------------------------------------------

                               Social Security or FEIN Number:
                                                                --------------




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